STOCK EXCHANGE AGREEMENT

between and among

Samoyed Energy Corp.

And

The Shareholders of

Advanced Voice Recognition Systems, Inc.

Dated April 14, 2008

STOCK EXCHANGE AGREEMENT

This Stock Exchange Agreement (“Agreement”) is made as of April 14, 2008 (the “Effective Date”), by and among Samoyed Energy Corp., a Nevada corporation (“SMYD”) and the persons listed on Schedule A to this Agreement (individually “Seller” and collectively “Sellers”).

RECITALS

Sellers desire to sell, and SMYD desires to purchase, all of the issued and outstanding shares (the “Shares”) of the capital stock of Advanced Voice Recognition Systems, Inc., a Colorado corporation (“AVRS”), for the consideration and on the terms set forth in this Agreement.

AGREEMENT

The parties, intending to be legally bound, agree as follows:

1.

DEFINITIONS

For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

“Acquired Companies” - AVRS and its Subsidiaries, collectively.

“Affiliate” - with respect to a Person, means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person.  For purposes of this definition, “control,” “controlled by,” and “under common control with” mean possession, directly or indirectly, of power to direct (or cause the direction of) management or policies of a Person, whether through ownership of voting interests or other ownership interests, by contract, or otherwise.  When used in connection with any Person who is an individual, “Affiliate” shall include any member of such Person’s family, whether by birth or marriage, within two generations.

“Closing” - as defined in Section 2.2.

“Closing Date” - the date and time as of which the Closing actually takes place.

“Consent” - any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

“Contemplated Transactions” - all of the transactions contemplated by this Agreement, including:

(a)

the sale of the Shares by Sellers to SMYD;

(b)

the performance by SMYD and Sellers of their respective covenants and obligations under this Agreement; and

(c)

SMYD’s acquisition and ownership of the Shares and exercise of control over the Acquired Companies.

“Contract” - any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

“Effective Date” - as defined in the Preamble.

“Exchange Act” - the Securities Exchange Act of 1934, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

“GAAP” - generally accepted United States accounting principles.

“Governmental Authorization” - any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

“Governmental Body” - any:

(a)

nation, state, county, city, town, village, district, or other jurisdiction of any nature;

(b)

federal, state, local, municipal, foreign, or other government;

(c)

governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

(d)

multi-national organization or body; or

(e)

body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

“Knowledge” - an individual will be deemed to have “Knowledge” of a particular fact or other matter if:

(a)

such individual is actually aware of such fact or other matter; or

(b)

a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

A Person (other than an individual) will be deemed to have “Knowledge” of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

“Legal Requirement” - any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

“Order” - any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

“Ordinary Course of Business” - an action taken by a Person will be deemed to have been taken in the “Ordinary Course of Business” only if:

(a)

such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

(b)

such action is not required to be authorized by the board of directors of such Person; and

(c)

such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

“Organizational Documents” - (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the operating agreement and articles of organization of a limited liability company; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

“Person” - any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

 “Proceeding” - any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

“Representative” - with respect to a particular Person, any director, officer, employee, agent, consultant, managing member, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

“SEC” - the U.S. Securities and Exchange Commission.

“SMYD” - as defined in the first paragraph of this Agreement.

“SMYD Common Stock” - the common stock of SMYD.

“Securities Act” - the Securities Act of 1933, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

“Sellers” - as defined in the first paragraph of this Agreement.

“Shares” - as defined in the Recitals of this Agreement.

“Subsidiary” - with respect to any Person (the “Owner”), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, “Subsidiary” means a Subsidiary of AVRS.

“Threatened” - a claim, Proceeding, dispute, action, or other matter will be deemed to have been “Threatened” if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

2.

SALE AND TRANSFER OF SHARES; CLOSING

2.1

Shares

Subject to the terms and conditions of this Agreement, at the Closing, (a) Sellers will exchange with, and transfer to, the Buyer, the Shares; and (b) Buyer will exchange with, and issue to, Sellers an aggregate of 140,000,000 shares of SMYD Common Stock, which will be issued at Closing to Sellers in the amounts set forth opposite their respective names on Schedule A.

2.2

Closing

The exchange (the “Closing”) provided for in this Agreement will take place following the satisfaction or waiver of the conditions set forth in Sections 2.3, at the offices of counsel to AVRS at 1801 California Street, Suite 4900, Denver, Colorado  80202, at 10:00 a.m. (local time) on April 28, 2008, or such other time and place as SMYD and Sellers agree, but not later than May 15, 2008.

2.3

Closing Obligations

At the Closing:

(a)

Sellers will deliver to SMYD:

(i)

A certificate from Walter Geldenhuys (“Geldenhuys”) confirming that the representations and warranties of Geldenhuys are true and correct on the Effective Date and on and as of the Closing Date, as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need to be true and correct only as of the specified date).

(ii)

Stock certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers).

(b)

SMYD will deliver to Sellers:

(i)

A certificate from a duly authorized officer of SMYD confirming that the representations and warranties of SMYD are true and correct on the Effective Date hereof and on and as of the Closing Date, as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need to be true and correct only as of the specified date).

(ii)

A certificate from a duly authorized officer of SMYD confirming that SMYD has performed and complied with each agreement, covenant and obligation required by it pursuant to this Agreement to be so performed or complied with by SMYD at or before the Closing.

(iii)

Certificates in the names and amounts set forth in Schedule A aggregating 140,000,000 shares of SMYD Common Stock;

(iv)

A certified corporate resolution executed by a duly authorized officer of SMYD confirming the following actions of the Board of Directors of SMYD:  (A) approving the change of the name of SMYD to Advanced Voice Recognition Systems, Inc.; (B) approving the transfer to Stone Canyon Resources, Inc. of all of the oil and gas assets of SMYD, as well as all of the liabilities of SMYD related thereto, in exchange for the 22,749,998 shares of SMYD Common Stock currently owned by Stone Canyon (the “Stone Canyon Transfer”); (C) approving the payment of $250,000 to SMYD by certain shareholders of SMYD holding an aggregate of 500,000 shares of SMYD Common Stock, together with the side letter agreement in the form of Exhibit 2.3(b)(iv)(C) hereto duly executed by certain shareholders of SMYD holding an aggregate of 3,500,000 shares of SMYD Common Stock; and (D) approving the lock-up agreement in the form of Exhibit 2.3(b)(iv)(D) hereto.

(v)

An agreement in form and substance satisfactory to Sellers between SMYD and Stone Canyon Resources, Inc. evidencing the Stone Canyon Transfer;

(vi)

Resignation letters from each of the officers and directors of SMYD;

(vii)

A payment of $250,000 to SMYD from certain shareholders of SMYD holding an aggregate of 500,000 shares of SMYD Common Stock;

(viii)

A side letter agreement in the form of Exhibit 2.3(b)(iv)(C) duly executed by certain shareholders of SMYD holding an aggregate of 3,500,000 shares of SMYD Common Stock; and

(ix)

Lock-up agreements duly executed by shareholders of SMYD in the form of Exhibit 2.3(b)(iv)(D) in the aggregate amount of 9,907,746 shares of SMYD Common Stock.

(c)

Sellers shall have received audited financial statements of AVRS that, as determined by Geldenhuys, are in form and content sufficient to satisfy SMYD’s requirements to file financial statements on Form 8-K with the SEC after Closing.

3.

REPRESENTATIONS AND WARRANTIES OF SELLERS

Each Seller, individually, represents and warrants to SMYD as follows, which representations and warranties are true, correct and complete as of the Effective Date and will be true, correct and complete as of the Closing (as though made then and as though the Closing were substituted for the date of this Agreement throughout Section 3):

3.1

Authority; Ownership Of Shares

(a)

This Agreement constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms.  Seller has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement.

(b)

Seller is the record and beneficial owner and holder of the Shares listed opposite its name in Schedule A, free and clear of any liens or encumbrances.

3.2

Purchase Entirely For Its Own Account

The shares of SMYD Common Stock acquired hereunder will be acquired for investment for Seller’s own account, not as a nominee or agent, and not with any agreement for the resale or distribution of any part thereof.  Subject to the immediate preceding sentence, nothing contained herein shall be deemed a representation or warranty by Seller to hold any of SMYD Common Stock for any period of time.

3.3

Disclosure Of Information

SMYD is a company that files reports with the SEC that are available for review on the SEC’s website, www.sec.gov.  Neither such review nor any other investigation conducted by or on behalf of Seller shall modify, amend or affect Seller’s right to rely on the truth, accuracy and completeness of SMYD’s representations and warranties contained in this Agreement.

3.4

Accredited And Sophisticated Investor; Investment Experience

Seller is a sophisticated investor and an “accredited investor” as defined in Rule 501 under the Securities Act.  Seller is an investor in restricted securities and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in SMYD Common Stock and can bear the economic risk of loss of the investment in SMYD Common Stock being acquired.

3.5

Restricted Securities

The SMYD Common Stock acquired hereunder has not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available.

3.6

Legends

SMYD shall instruct its transfer agent to enter stop transfer orders with respect to SMYD Common Stock being issued to Seller, and all certificates or instruments representing such SMYD Common Stock shall bear on the face thereof substantially the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED FOR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED, IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE COMPANY IS REASONABLY SATISFIED THAT THE PROPOSED SALE OR TRANSFER IS EXEMPT FROM SUCH REGISTRATION REQUIREMENTS.

3.7

No Claims

Neither Seller nor any Affiliate of Seller has, nor does any other Seller or the Sellers as a group have, any claim against SMYD, AVRS or any Affiliate of SMYD or AVRS, including but not limited to, any claim for unpaid compensation, stock or other equity interests of any kind, or any claim based upon breach of contract, discrimination, violation of public policy, negligence and/or any other common law, statutory or other claim whatsoever, and neither Seller, any Affiliate of Seller nor Sellers as a group shall bring any claim or commence any litigation against SMYD, AVRS or any Affiliate of SMYD or AVRS relating to any of the foregoing.

3.8

Survival Of Seller’s Representations

All representations and warranties contained in this Agreement by each Seller and any financial statements, instruments, certificates, schedules or other documents delivered in connection herewith, shall survive the execution and delivery of this Agreement, regardless of any investigation made by SMYD or on SMYD’s behalf.

4.

REPRESENTATIONS AND WARRANTIES OF WALTER GELDENHUYS

Geldenhuys, as President of AVRS, represents and warrants to SMYD as follows, which representations and warranties are true, correct and complete as of the Effective Date (except as specifically noted) and will be true, correct and complete as of the Closing (as though made then and as though the Closing were substituted for the Effective Date of this Agreement throughout Section 4):

4.1

Organization And Good Standing

(a)

Exhibit 4.1(a) contains a complete and accurate list for each Acquired Company of its name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each stockholder and the number of shares held by each).  Each Acquired Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, and to own or use the properties and assets that it purports to own or use.  Each Acquired Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

(b)

AVRS has delivered to SMYD copies of the Organizational Documents of each Acquired Company, as currently in effect.

4.2

Capitalization

The authorized equity securities of AVRS consist of 100,000,000 shares of common stock, of which 37,500,000 shares are issued and outstanding and constitute the Shares.  Sellers are and will be on the Closing Date the record and beneficial owners and holders of the Shares, free and clear of all Encumbrances, in the amounts set forth on Schedule A.  With the exception of the Shares (which are owned by Sellers), all of the outstanding equity securities and other securities of each Acquired Company are owned of record and beneficially by one or more of the Acquired Companies, free and clear of all encumbrances.  All of the outstanding equity securities of each Acquired Company have been duly authorized and validly issued and are fully paid and nonassessable.  There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of any Acquired Company.  None of the outstanding equity securities or other securities of any Acquired Company was issued in violation of the Securities Act or any other Legal Requirement.  No Acquired Company owns, or has any Contract to acquire, any equity securities or other securities of any Person (other than Acquired Companies) or any direct or indirect equity or ownership interest in any other business.

4.3

Financial Statements

Prior to the Closing Date, Sellers have delivered to SMYD a consolidated balance sheet of the Acquired Companies as at December 31, 2007 (including the notes thereto, the “Balance Sheet”), and the related consolidated statements of income, changes in stockholders’ equity, and cash flow for the fiscal year then ended, together with the report thereon of Cordovano and Honeck, LLP, independent certified public accountants (the “Company Financial Statements”); and AVRS Financial Statements have been applied on a consistent basis during the periods involved, except as may be otherwise specified in AVRS Financial Statements, and fairly present the financial position of the Acquired Companies as of and for the dates thereof.

4.4

Books And Records

The books of account, minute books, stock record books, and other records of the Acquired Companies, all of which have been made available to SMYD, are complete and correct.

4.5

No Material Adverse Change

Since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of any Acquired Company, and no event has occurred or circumstance exists that may result in such a material adverse change.

4.6

Legal Proceedings; Orders

(a)

There is no pending Proceeding:

(i)

that has been commenced by or against any Acquired Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, any Acquired Company; or

(ii)

that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

4.7

Absence Of Certain Changes And Events

To the knowledge of Geldenhuys, since the date of the Balance Sheet, the Acquired Companies have conducted their businesses only in the Ordinary Course of Business and there has not been any:

(a)

change in any Acquired Company’s authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of any Acquired Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by any Acquired Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

(b)

amendment to the Organizational Documents of any Acquired Company;

(c)

payment or increase by any Acquired Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

(d)

adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of any Acquired Company;

(e)

damage to or destruction or loss of any asset or property of any Acquired Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Acquired Companies, taken as a whole;

(f)

entry into, termination of, or receipt of notice of termination of:

(i)

any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement; or

(ii)

any Contract or transaction involving a total remaining commitment by or to any Acquired Company of at least $10,000;

(g)

sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of any Acquired Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of any Acquired Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

(h)

cancellation or waiver of any claims or rights with a value to any Acquired Company in excess of $10,000;

(i)

material change in the accounting methods used by any Acquired Company; or

(j)

agreement, whether oral or written, by any Acquired Company to do any of the foregoing.

4.8

Brokers Or Finders

Sellers and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement.

4.9

No Conflict

Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

(i)

contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Acquired Companies, or (B) any resolution adopted by the board of directors or the stockholders of any Acquired Company;

(ii)

contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any Acquired Company or either Seller, or any of the assets owned or used by any Acquired Company, may be subject;

(iii)

contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any Acquired Company or that otherwise relates to the business of, or any of the assets owned or used by, any Acquired Company;

(iv)

cause SMYD or any Acquired Company to become subject to, or to become liable for the payment of, any tax;

(v)

cause any of the assets owned by any Acquired Company to be reassessed or revalued by any taxing authority or other Governmental Body; or

(vi)

result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by any Acquired Company.

5.

REPRESENTATIONS AND WARRANTIES OF SMYD

SMYD represents and warrants to Sellers as follows, which representations and warranties are true, correct and complete as of the Effective Date and will be true, correct and complete as of the Closing (as though made then and as though the Closing were substituted for the date of this Agreement throughout Section 5):

5.1

Organization And Good Standing

SMYD is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada; with full corporate power and authority to conduct its business now being conducted, and to own or use the properties and assets that it purports to own or use.  All of SMYD’s properties are located in Canada.

5.2

Authority; No Conflict

(a)

This Agreement constitutes the legal, valid, and binding obligation of SMYD, enforceable against SMYD in accordance with its terms.  Upon the execution and delivery by SMYD of the documents set forth in Section 2.3(b) (collectively, the “SMYD’s Closing Documents”), SMYD’s Closing Documents will constitute the

(b)

legal, valid, and binding obligations of SMYD, enforceable against SMYD in accordance with their respective terms.  SMYD has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and SMYD’s Closing Documents and to perform its obligations under this Agreement and SMYD’s Closing Documents.

(c)

Except as set forth in Schedule 5.2, neither the execution and delivery of this Agreement by SMYD nor the consummation or performance of any of the Contemplated Transactions by SMYD will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

(i)

any provision of SMYD’s Organizational Documents;

(ii)

any resolution adopted by the board of directors or the stockholders of SMYD;

(iii)

any Legal Requirement or Order to which SMYD may be subject; or

(iv)

any Contract to which SMYD is a party or by which SMYD may be bound.

Except as set forth in Schedule 5.2, SMYD is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

5.3

Investment Intent

SMYD is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

5.4

No Material Adverse Change

Since December 31, 2007 (the date of the most recent balance sheet of SMYD filed with the SEC on Form 10-QSB), there has not been any material adverse change in the business, operations, properties, assets or condition of SMYD, and no event has occurred or circumstance exists that may result in such a material adverse change.

5.5

Brokers Or Finders

SMYD and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement and will indemnify and hold Sellers harmless from any such payment alleged to be due by or through SMYD as a result of the action of SMYD or its officers or agents.

5.6

SEC Reports; Financial Statements

SMYD has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof reports filed on Form 10-KSB, Form 10-QSB, and Form 8-K, for the two years preceding the date hereof (or such shorter period as SMYD was required by law to file such reports) (the foregoing materials being collectively referred to herein as the "SEC Reports") on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of SMYD included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of SMYD as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. SMYD Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and SMYD has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of SMYD Common Stock under the Exchange Act nor has SMYD received any notification that the SEC is contemplating terminating such registration.

5.7

Legal Proceedings; Orders

(a)

There is no pending Proceeding:

(i)

that has been commenced by or against SMYD or its directors, officers or any of its other Affiliates that otherwise relates to or may affect the business of, or any of the assets owned or used by, SMYD; or

(ii)

that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

(iii)

 To SMYD’s Knowledge, no such Proceeding has been threatened.

5.8

Environmental Matters

Except as set forth on Schedule 5.8 hereto:

(a)

The operations of SMYD are in compliance with all applicable Legal Requirements, including laws promulgated by any governmental entity which prohibit, regulate or control any hazardous material or any hazardous material activity (“Environmental Laws”) and all permits issued pursuant to Environmental Laws or otherwise;

(b)

SMYD has obtained all permits required under all applicable Environmental Laws necessary to operate its business;

(c)

SMYD is not the subject of any outstanding written order or contract with any Governmental Body or person respecting Environmental Laws or any violation or potential violations thereof; and,

(d)

SMYD has not received any written communication alleging either or both that the Company may be in violation of any Environmental Law, or any permit issued pursuant to Environmental Law, or may have any liability under any Environmental Law.

6.

CAPITALIZATION AND RELATED MATTERS

As of the Closing Date and immediately thereafter, and after giving effect to the Stone Canyon Transfer, the authorized capital stock of SMYD and the shares of stock that are issued, outstanding and reserved for issuance are as set forth on Schedule B hereto.  As of the Closing Date, SMYD will not have outstanding any capital stock or securities convertible or exchangeable for any shares of its capital stock except as set forth in Schedule B, and will not have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock.  As of the Closing Date, SMYD will not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock, except as set forth herein, as in effect on the date hereof.  As of the Closing, all of the outstanding shares of SMYD’s capital stock will be validly issued, fully paid and nonassessable.  Except as set forth on the Schedule B, there are no statutory or contractual stockholders’ preemptive rights or notices with respect to the making and issuance of SMYD Common Stock hereunder.  Subject to and based on the accuracy of all representations made by Sellers in this Agreement, SMYD has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of SMYD Common Stock hereunder do not require registration under the Securities Act or any applicable state securities laws.

7.

CERTAIN AGREEMENTS

7.1

Access and Information

SMYD shall give to Sellers and their representatives, during normal business hours from the Effective Date until the Closing, full access to all properties, books, contracts and records (including tax returns and insurance policies) of or relating to SMYD with all information reasonably requested by Sellers.  Except as agreed to by SMYD, all information obtained hereunder which is not otherwise public shall be held confidential and, in the event of termination of this Agreement, all documents (including copies thereof) obtained hereunder containing such information shall be destroyed or returned to SMYD.

7.2

Interim Operations

From the Effective Date to the Closing, SMYD will not, without the prior written approval of Geldenhuys:  () amend or otherwise change its Articles of Incorporation; () issue or sell or authorize for issuance or sale additional shares of any class of capital stock, or subscriptions, options (including employee stock options), warrants, rights or convertible securities or other agreements obligating it to issue shares of its capital stock; () declare, set aside, make or pay any dividend or other distribution with respect to its capital stock; () redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock; () issue any instrument that permits participation in the revenues or profits of SMYD; () incur any indebtedness except for accounts payable in the ordinary course of its business; () permit the sale or encumbrance of any of the assets of SMYD; () enter into any employment or severance agreements or similar agreements with any person; or () agree to, make, engage in or allow to occur or continue any of the following:

(i)

Any material transaction;

(ii)

any capital expenditure except a capital expenditure for cash up to US$5,000;

(iii)

Any changes in its condition (financial or otherwise), liabilities, assets, or business that, when considered individually or in the aggregate, have a material adverse change;

(iv)

The destruction of, damage to, or loss of any asset (regardless of whether covered by insurance) as a direct or indirect result of the action or inaction of SMYD, that, when considered individually or in the aggregate, has a material adverse change upon the condition (financial or otherwise) or business of SMYD;

(v)

Any change in accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rates);

(vi)

(vii)

Any increase in the salary or other compensation payable or to become payable to any of its officers or directors, or the declaration, payment, or commitment or obligation of any kind for the payment of a bonus or other additional salary or compensation to any such person;

(viii)

The material amendment or termination of any material Contract, agreement, or license to which it is a party;

(ix)

Any loan to any person or entity, or the guaranteeing of any loan;

(x)

Any mortgage, pledge or other encumbrance of any asset of SMYD by SMYD or as a direct or indirect result of the action or inaction of SMYD; or

(xi)

The waiver or release of any right or claim of SMYD by SMYD.

8.

GENERAL PROVISIONS

8.1

Expenses

Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants.

8.2

Public Announcements

Except as required by law, any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as SMYD and Geldenhuys mutually determine.

8.3

Notices

All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when:

(a)

delivered by hand (with written confirmation of receipt);

(b)

sent by electronic mail or facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested; or

(c)

when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

Sellers:

At the Addresses set forth on Schedule A

with a copy to:

Patton Boggs LLP

1801 California Street, Suite 4900

Denver, Colorado  80202

Attention:  Robert M. Bearman

Facsimile No.: 303-894-9239

SMYD:

Samoyed Energy Corp.

2440, 10303 Jasper Avenue

Edmonton, AB  T5J 3N6

Attention:  Lisa Jacobson, Secretary

Facsimile No.:

With a copy to:

_____________________________________

8.4

Jurisdiction; Service Of Process

Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Colorado, City and County of Denver, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Colorado, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.  Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

8.5

Survival

All representations, warranties, covenants, and obligations in this Agreement and the certificate delivered pursuant to Section 2.3(b) and any other certificate or document delivered pursuant to this Agreement will survive the Closing.

8.6

Further Assurances

The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

8.7

Entire Agreement And Modification

This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Letter of Intent between SMYD and Sellers dated January 28, 2008) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.  This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

8.8

Assignments; Successors, And No Third Party Rights

Neither party may assign any of its rights under this Agreement without the prior consent of the other parties.  Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties.  Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.  This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

8.9

Severability

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

8.10

Section Headings, Construction

The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.  All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement.  All words used in this Agreement will be construed to be of such gender or number as the circumstances require.  Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

8.11

Time of Essence

With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

8.12

Governing Law

This Agreement will be governed by the laws of the State of Colorado without regard to conflicts of laws principles.

8.13

Counterparts

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.  The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement and may be used in lieu of the original Agreement for all purposes.  Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

SMYDS:

SAMOYED ENERGY CORP.

                                                                                                                                                                                      By: /s/ Lisa Jacobson

Name:Lisa Jacobson

Title: Secretary

SELLERS:

/s/ Walter Geldenhuys

Walter Geldenhuys

/s/ Douglas Holt

Douglas Holt

/s/ Joseph Miglietta

Joseph Miglietta

/s/ Diane Jakowchuk

Diane Jakowchuk

/s/ Blake Thorshov

Blake Thorshov

CPP Technologies, LLC

By: /s/ Cheryl Parker

Name: Cheryl Parker

Title:  Office Manager

/s/ Michael Davis

Michael Davis

SCHEDULE A

To Stock Exchange Agreement

NAME AND ADDRESS OF SELLER*	NUMBER OF SHARES OF AVRS TO BE TRANSFERRED	NUMBER OF SHARES OF SMYD COMMON STOCK TO BE RECEIVED
Walter Geldenhuys 112 E. Spruce Street Mitchell, SD 57301	15,375,000	57,400,000
Douglas Holt 1465 E. Tierra St. Gilbert, AZ 85296	3,750,000	14,000,000
Joseph Miglietta 10353 E. Sutton Scottsdale, AZ 85260	3,750,000	14,000,000
Diane Jakowchuk 7659 E. Wood Drive Scottsdale, AZ 85260	1,125,000	4,200,000
Blake Thorshov 1112 Second St. Los Osos, CA 93402	9,375,000	35,000,000
CPP Technologies, LLC C/O Cheryl Parker 4122 E. Mission Ln. Phoenix, AZ 85028	375,000	1,400,000
Michael Davis 1933 E. McDowell Phoenix, AZ 85006	3,750,000	14,000,000
	37,500,000	140,000,000

SCHEDULE B

To Stock Exchange Agreement

Capitalization of

SAMOYED ENERGY CORP.

Total Authorized Shares of SMYD Common Stock	547,500,000
Total Issued and Outstanding Shares of SMYD Common Stock:

Issued Shares of SMYD Common Stock Outstanding Immediately Prior to the Closing

Less:  Shares of SMYD Common Stock Returned to SMYD in the Stone Canyon Transfer

Plus:  Shares of SMYD Common Stock Issued to Former AVRS Shareholders at the Closing

47,450,010 (22,749,998) 24,700,012 140,000,000 164,700,012*

*  Certain shareholders of SMYD have agreed to make payments to SMYD of up to $1,750,000 no later than 90 days after the Closing; if such payments are not made in full, then these shareholders will return their shares of SMYD Common Stock for cancellation to SMYD at the rate of 2 shares of SMYD Common Stock for each $1 not paid.